UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 26, 2009

Acacia Automotive, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Texas	1-14088	75-2095676
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3512 E. Silver Springs Blvd. - #243  Ocala, FL  34470
(Address of Principal Executive Offices)

(352) 502-4333
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01                                            Completion of Acquisition or Disposition of Assets

On August 31, 2009, Acacia Automotive, Inc. (the “Company” or “Acacia”) entered into a definitive agreement to acquire the certain assets (the “Assets”) of Chattanooga Auto Auction Limited Liability Company (the “Auction” or the “Seller”).

On December 26, 2009, the Company completed the acquisition. The Company will be leasing the site of the Auction and purchasing other assets of the Auction, all as previously reported. The Auction has increased the line of credit reported in the earlier filing from $1,500,000 to $2,000,000. Reference is made to the filing on Form 8-K dated September 16, 2009 for the material terms of the agreement by the Company to acquire the Auction.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Acacia Automotive, Inc.

Date: December 30, 2009	By:	/s/ Steven L. Sample
Steven L. Sample
Chief Executive Officer